RETAILING FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.5%

J. Crew Group, Inc.*†

1,135 $

37,466

AnnTaylor Stores Corp.*†

1,542

36,946

Wal-Mart Stores, Inc.†

8,027 $

451,117

Saks, Inc.*†

3,287

36,091

CVS Caremark Corp.

5,665

224,164

RadioShack Corp.†

2,771

34,000

Target Corp.†

3,706

172,292

AutoNation, Inc.*†

3,276

32,826

Home Depot, Inc.†

7,319

171,411

Netflix, Inc.*†

1,244

32,431

Costco Wholesale Corp.†

2,426

170,160

Barnes & Noble, Inc.†

1,298

32,242

Amazon.com, Inc.*†

2,274

166,752

Penske Auto Group, Inc.†

2,103

30,998

Walgreen Co.†

4,951

160,957

Dick's Sporting Goods, Inc.*†

1,740

30,868

Lowe's Cos., Inc.†

7,376

153,052

Tractor Supply Co.*†

950

27,588

Staples, Inc.

5,358

127,252

Rite Aid Corp.*†

16,753

26,637

Best Buy Co., Inc.†

3,016

119,434

OfficeMax Inc.†

1,869

25,979

TJX Cos., Inc.†

3,565

112,191

Dillard's, Inc. — Class A†

1,779

________

20,583

Kohl's Corp.*†

2,544

101,862

Total Common Stocks

The Gap, Inc.†

6,047

100,803

(Cost $3,431,829)

________

4,696,939

Liberty Media Corp -

SECURITIES LENDING COLLATERAL 42.2%

Interactive*†

5,710

84,280

Mount Vernon Securities

AutoZone, Inc.*

695

84,102

Lending Trust Prime Portfolio

1,993,034

________

1,993,034

J.C. Penney Co., Inc.†

2,270

82,378

Sears Holdings Corp.*†

1,075

79,184

Total Securities Lending Collateral

Macy's, Inc.†

4,034

78,340

(Cost $1,993,034)

________

1,993,034

Bed Bath & Beyond, Inc.*†

2,781

78,146

Total Investments 141.7%

Genuine Parts Co.

1,905

75,590

(Cost $5,424,863)

$

_________

6,689,973

Nordstrom, Inc.†

2,404

72,841

Liabilities in Excess of Other

Limited Brands, Inc.†

4,192

70,635

Assets – (41.7)%

$

(1,967,569)

_________

Ross Stores, Inc.†

1,948

69,193

Net Assets – 100.0%

$

4,722,404

Urban Outfitters, Inc.*†

2,208

68,868

*

Non-Income Producing Security.

Tiffany & Co.†

1,660

67,645

†

All or a portion of this security is on loan at June 30, 2008.

GameStop Corp. — Class A*†

1,627

65,731

Abercrombie & Fitch Co. —

Class A†

1,043

65,375

Sherwin-Williams Co.†

1,411

64,807

IAC/ InterActiveCorp*†

3,307

63,759

Priceline.com, Inc.*†

535

61,771

Advance Auto Parts, Inc.

1,570

60,963

Big Lots, Inc.*†

1,848

57,732

Expedia, Inc.*†

3,126

57,456

Dollar Tree, Inc.*

1,679

54,887

Guess?, Inc.†

1,459

54,640

Office Depot, Inc.*

4,724

51,681

Family Dollar Stores, Inc.†

2,550

50,847

BJ's Wholesale Club, Inc.*†

1,211

46,866

Petsmart, Inc.†

2,345

46,783

Aeropostale, Inc.*†

1,474

46,180

CarMax, Inc.*†

3,237

45,933

American Eagle Outfitters, Inc.

3,357

45,756

LKQ Corp.*†

2,454

44,344

Foot Locker, Inc.†

3,502

43,600

O'Reilly Automotive, Inc.*†

1,950

43,583

Longs Drug Stores Corp.

923

38,868

Williams-Sonoma, Inc.†

1,919

38,073

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